CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Post-Effective Amendment No. 153 to Registration Statement No. 002-14213 on Form N-1A of our reports dated December 15, 2017, relating to the financial statements and financial highlights of Adaptive Equity Fund, All Cap Growth Fund, Balanced Fund, Capital Value Fund, Growth Fund, Heritage Fund, NT Growth Fund, NT Heritage Fund, Select Fund, Small Cap Growth Fund, Sustainable Equity Fund, and Ultra® Fund, each a series of American Century Mutual Funds, Inc., appearing in the Annual Report on Form N-CSR of American Century Mutual Funds, Inc. for the year ended October 31, 2017, and to the references to us under the headings “Financial Highlights” in each of the Prospectuses and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.
/s/ Deloitte & Touche LLP
Kansas City, Missouri
February 26, 2018